United States

Securities and Exchange Commission

Washington D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __ )

Check the appropriate box: ☐ Preliminary Information Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)) ☒ Definitive Information Statement

Brinker Capital Destinations Trust (Name of Registrant as Specified in its Charter)

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BRINKER CAPITAL DESTINATIONS TRUST
1055 Westlakes Drive, Suite 250
Berwyn, Pennsylvania 19312
DESTINATIONS LARGE CAP EQUITY FUND
DESTINATIONS EQUITY INCOME FUND
August 2, 2021
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION
STATEMENT REGARDING RECENT SUB-ADVISER CHANGES
An Information Statement regarding recent sub-adviser changes related to the Destinations Large Cap Equity Fund and the Destinations Equity Income Fund (the “Funds”), each a series of Brinker Capital Destinations Trust (the “Trust”), is now available online for your review and information. We encourage you to access and review the Information Statement online, using the instructions included in this Notice.
At a non-in-person meeting held on June 9, 2021, relying on the U.S. Securities and Exchange Commission’s (the “SEC”) orders dated March 13, 2020, March 25, 2020 and June 19, 2020, which conditionally exempt registered investment companies and their investment advisers from the In-Person Voting Requirements of the Investment Company Act of 1940, as amended, the Board of Trustees of the Trust (the “Board”) approved River Road Asset Management, LLC as a sub-adviser to the Destinations Large Cap Equity Fund (the “Large Cap Fund”) and Neuberger Asset Management, LLC (“each, a “Sub-Adviser”) as a sub-adviser to the Destinations Equity Income Fund (the “Equity Income Fund”). Each new Sub-Adviser has been or will be allocated assets within the applicable Fund by Brinker Capital Investments, LLC (the “Adviser”), the Funds’ overall investment adviser. The Adviser will continuously monitor each new Sub-Adviser’s performance with respect to the allocated portion of the applicable Fund’s assets, in addition to monitoring each Fund as a whole and the other sub-advisers.
This Notice is being provided to you in lieu of a paper copy of the Information Statement, as permitted under the terms of an exemptive order granted to the Adviser and the Trust by the SEC.
This Notice presents only a brief overview of the changes – the online Information Statement provides more complete information. The Information Statement will be available on the Trust’s website at www.destinationsfunds.com for at least 90 days after you receive this Notice.
A paper copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling (877) 771-7979 or by writing to the Brinker Capital Destinations Funds, P.O. Box 2175, Milwaukee, WI 53201.

INFORMATION STATEMENT

BRINKER CAPITAL DESTINATIONS TRUST

1055 Westlakes Drive, Suite 250

Berwyn, Pennsylvania 19312

DESTINATIONS LARGE CAP EQUITY FUND

DESTINATIONS EQUITY INCOME FUND

August 2, 2021

Dear Shareholder,

This Information Statement is being made available to shareholders of the Destinations Large Cap Equity Fund and the Destinations Equity Income Fund (the “Funds”), each a portfolio of Brinker Capital Destinations Trust (the “Trust”), to notify shareholders of a recent portfolio management change for the Fund.

The Trust operates pursuant to an order of exemption from the U.S. Securities and Exchange Commission issued on March 16, 2017 (the “SEC Order”) that permits Brinker Capital Investments, LLC (the “Adviser”), the investment adviser of the Fund, to enter into, change or terminate agreements with investment sub-advisers with the approval of the Trust’s Board of Trustees, but without obtaining Fund shareholder approval. As a condition of the SEC Order, the Adviser is required to make available to shareholders information about any new sub-adviser or new sub-advisory agreement and to notify Fund shareholders when the information becomes available.

We are not asking you for a proxy and you are not required to send us a proxy.

Please take a few minutes to review this Information Statement and thank you for investing in the Fund.

Sincerely,

/s/ Jason B. Moore
Jason B. Moore
President
Brinker Capital Destinations Trust

DESTINATIONS LARGE CAP EQUITY FUND AND DESTINATIONS EQUITY INCOME FUND

Appointment of New Sub-Advisers

At a meeting of the Board of Trustees (the “Board”) of Brinker Capital Destinations Trust (the “Trust”) held on June 9, 2021 (the “Meeting”), Brinker Capital Investments, LLC (the “Adviser”) recommended and the Board, including all of the trustees who are not “interested persons” of the Trust (“Independent Trustee”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved River Road Asset Management, LLC (“River Road”) as a sub-adviser to the Destinations Large Cap Equity Fund (the “Large Cap Fund”) and Neuberger Asset Management, LLC (“Neuberger, and together with River Road, the “Sub-Advisers”) as a sub-adviser to the Destinations Equity Income Fund (the “Equity Income Fund”).

Under the terms of the new sub-advisory agreements, each Sub-Adviser will make investment decisions for the portion of the assets of the applicable Fund allocated to it by the Adviser, and will continuously review, supervise and administer the applicable Fund’s investment program with respect to those assets.

Adviser’s Recommendation and the Board’s Consideration

The Adviser recommended each Sub-Adviser because it believes that each is suited to help the applicable Fund meet its overall investment objective. With respect to the Large Cap Fund, River Road will employ a large cap value investment philosophy that will aim to generate attractive, sustainable, low volatility returns over the long term, with an emphasis on minimizing downside portfolio risk. With respect to the Equity Income Fund, Neuberger will seek to provide income and capital appreciation, but with lower risk than the broad US equity market.

In considering each Sub-Adviser, the Board received written and oral information from the Adviser and each Sub-Adviser. The Board also met with representatives of the Adviser and each Sub-Adviser and considered information provided by each Sub-Adviser and the Adviser about each Sub-Adviser’s portfolio managers, investment philosophy, strategy and process, as well as other factors. In approving each Sub-Adviser, the Board evaluated the information provided by the Adviser and each Sub-Adviser regarding: (i) the nature and quality of the services expected to be rendered to the applicable Fund; (ii) the investment objectives and policies of the applicable Fund; (iii) the history, reputation, qualifications and background of each Sub-Adviser and its investment personnel and each Sub-Adviser’s financial condition; (iv) the performance record of each Sub-Adviser with respect to its applicable investment strategy; and (v) other factors deemed relevant. The Board also reviewed the fees to be paid by the Adviser to each Sub-Adviser, including any benefits expected to be received by either Sub-Adviser other than from its sub-advisory fees. The Board used this information and other information it deemed relevant, in making its decision to approve each Sub-Adviser and reached the following conclusions:

Nature, Extent and Quality of Services.

The Board concluded, based on the information provided by the Adviser and each Sub-Adviser, that the nature, extent and quality of the investment advisory services expected to be provided by each Sub-Adviser were adequate and appropriate in light of the experience and the qualifications of each Sub-Adviser and its investment personnel, each Sub-Adviser’s portfolio management and research resources to be applied in managing the portion of the applicable Fund’s assets allocated to it, how each Sub-Adviser would complement the applicable Fund’s existing sub-advisers, the adequacy and scope of each Sub-Adviser’s compliance program and the Adviser’s recommendation to engage each Sub-Adviser.

Investment Performance.

The Board discussed with representatives of the Adviser the investment strategy to be employed by each Sub-Adviser in the management of its portion of the applicable Fund’s assets and the historical performance of that strategy. The Board also took into account the Adviser’s experience and reputation in selecting, evaluating and overseeing investment advisers.

Sub-Advisory Fee, Expense Ratio and Economies of Scale.

The Board reviewed and considered each sub-advisory fee that, under terms of the proposed sub-advisory agreements, would be payable by the Adviser to each Sub-Adviser, and, thus, should not directly impact the overall fees paid by the Fund. The Board concluded that the proposed fees payable to each Sub-Adviser by the Adviser with respect to the applicable Fund were reasonable and appropriate. The Board recognized that, because each Sub-Adviser’s fee would be paid by the Adviser, and not the Funds, an analysis of profitability was more appropriate in the context of the Board’s consideration of the management agreement between the Trust and the Adviser. The Board received and considered a profitability analysis of the Adviser with respect to the addition of each Sub-Adviser as a sub-adviser for the applicable Fund and determined that the Adviser’s profitability would not be excessive in light of the nature, extent and quality of the services to be provided to the Funds by the Adviser and the applicable Sub-Adviser, noting in particular the existence of an ongoing contractual fee waiver that limits the total amount of advisory fees that may be retained by the Adviser to 39 basis points of each Fund’s assets. Similarly, the Board recognized that, because each Sub-Adviser’s fee would be paid by the Adviser, and not directly by the either Fund, an analysis of economies of scale with respect to the Sub-Advisers was more appropriate in the context of the Board’s consideration of the management agreement between the Trust and the Adviser. Accordingly, economies of scale with respect to the Sub-Advisers were not considered relevant at that time to the Board’s decision to approve the sub-advisory agreements with the Sub-Advisers. The Board also concluded that any other benefits that could be expected to accrue to each Sub-Adviser by virtue of its relationship with the applicable Fund were reasonable.

Other Considerations.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, with the advice of Fund counsel, resolved to approve the sub-advisory agreements with each of River Road and Neuberger, having determined that each agreement would be in the best interests of the applicable Fund.

Following the Board’s approval, the Adviser entered into a sub-advisory agreement with River Road, and River Road began managing the assets of the Large Cap Fund allocated to it by the Adviser on June 25, 2021. The Adviser determined that the initial target percentage of the Large Cap Fund’s assets allocated to River Road would be approximately 15%. The Adviser expects to allocate assets of the Equity Income Fund to Neuberger in August 2021 and has determined that the initial target percentage of the Equity Income Fund’s assets allocated to Neuberger will be approximately 20%.

The New Sub-Advisory Agreements

The terms of the new sub-advisory agreements with River Road and Neuberger are substantially similar to the terms of the agreements with the other sub-advisers to the Funds, except for the sub-advisory fee rate payable by the Adviser to each Sub-Adviser.

Under the new sub-advisory agreement, each Sub-Adviser will make all investment decisions for the portion of the applicable Fund’s assets allocated to it, and will continuously review, supervise and administer the applicable Fund’s investment program with respect to those assets. Each Sub-Adviser discharges its responsibilities under its new sub-advisory agreement subject to the supervision of the Adviser and the Board and has agreed to do so in a manner consistent with the applicable Fund’s investment objective, policies and limitations. The new sub-advisory agreements are dated June 9, 2021 and each has an initial term ending June 9, 2023. Thereafter, the continuance of each new sub-advisory agreement will require the annual approval of the Board, including a majority of the Independent Trustees.

For its services to the Funds under the sub-advisory agreement, each Sub-Adviser will receive a sub-advisory fee based on the average daily net asset value of the assets of the applicable Fund allocated to the Sub-Adviser. As a result of the addition of River Road as a sub-adviser to the Large Cap Fund, the total sub-advisory fees paid by the Adviser with respect to the Large Cap Fund decreased by one basis point from 23 basis points to 22 basis points, and the portion of the total advisory fee retained by the Adviser remained equal to 39 basis points. As a result of the upcoming addition of Neuberger as a sub-adviser to the Equity Income Fund, the total sub-advisory fees paid by the Adviser with respect to the Equity Income Fund will be unchanged at 31 basis points, and the portion of the total advisory fee retained by the Adviser remained equal to 39 basis points. The total advisory fee retained by the Adviser with respect to each Fund continues to be limited by a contractual fee waiver pursuant to an agreement that shall remain in effect until June 30, 2022.

Additional Information about River Road

River Road is located at 462 South Fourth Street, Suite 2000 Louisville, KY 40202. River Road is registered with the SEC as an investment adviser. River Road is a limited liability company organized and existing under the laws of the State of Nebraska.

Listed below is the name and principal occupation of the portfolio manager responsible for the day-to-day management of the Large Cap Fund’s assets allocated to River Road. The principal business address of each principal executive officer and portfolio manager, as it relates to their duties at River Road, is the same as that of River Road.

Name	Title
Richard A. Beck	Chief Executive Officer and Senior Portfolio Manager
Thomas D. Mueller	Chief Operating Officer and Chief Compliance Officer
Henry W. Sanders	Executive Vice President and Senior Portfolio Manager
Greg E. Deuser	Chief Risk and Analytics Officer
Thomas S. Forsha	Co-Chief Investment Officer
Elizabeth A. Brenner	Chief Administrative Officer
Robert Wainwright	Chief Business Development Officer
Daniel R. Johnson, CFA, CPA	Vice President and Portfolio Manager
Matt W. Moran, CFA	Vice President and Portfolio Manager

Additional Information about Neuberger

Neuberger is located at 462 South Fourth Street, Suite 2000 Louisville, KY 40202. Neuberger is registered with the SEC as an investment adviser. Neuberger is a limited liability company organized and existing under the laws of the State of Nebraska.

Listed below is the name and principal occupation of the portfolio manager responsible for the day-to-day management of the Equity Income Fund’s assets allocated to Neuberger. The principal business address of each principal executive officer and portfolio manager, as it relates to their duties at Neuberger, is the same as that of Neuberger.

Name	Title
Bradley C. Tank	Director, President – Fixed Income and Chief Investment Officer – Fixed Income
Joseph V. Amato	Director, President – Equities and Chief Investment Officer – Equities
Lawrence J. Kohn	Director, Chief Operating Officer – Equities and Managing Director
Brad E. Cetron	Chief Compliance Officer – Head of Compliance and Managing Director
Robert L. Eason	Director
Stephen G. Wright	Director and Managing Director
Leo A. Viola	Treasurer and Senior Vice President
Kenneth M. deRegt	Chief Operating Officer – Fixed Income and Managing Director
Richard S. Levine	Managing Director and Portfolio Manager
Alexandra Pomeroy	Managing Director and Portfolio Manager
William D. Hunter	Managing Director and Portfolio Manager
Shawn Trudeau, CFA	Senior Vice President and Portfolio Manager

Comparable Funds

Each Sub-Adviser currently manages the assets of other investment companies or accounts having similar investment objectives and strategies as the applicable Fund.

Payments of Commissions to Affiliated Brokers

During the Funds’ most recently completed fiscal year ended February 28, 2021, neither Fund paid any brokerage commissions to brokers who are affiliated persons of the Fund.

Purchases of River Road’s Securities by the Trustees

As of June 30, 2021, no Trustee of River Road or the Trust has purchased or sold any securities of either Sub-Adviser or the current or former parent entities of either Sub-Adviser.

OTHER INFORMATION

Adviser

Brinker Capital Investments, LLC serves as Adviser of the Funds and is located at 1055 Westlakes Drive, Suite 250, Berwyn, Pennsylvania, 19312.

Distributor

The Trust’s distributor, Foreside Fund Services, LLC, is located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Administrator

Brown Brothers Harriman & Co. serves as the administrator to the Funds and is located at 50 Post Office Square, Boston, Massachusetts, 02110.

Householding

If you have requested a paper copy of this Information Statement, only one copy will be mailed to a single household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. To make changes to your householding arrangement, please contact the Funds by calling 1-877-771-7979 or by writing to the Funds at Brinker Capital Destinations Funds, P.O. Box 2175, Milwaukee, WI 53201.

Annual/Semi-Annual Reports

Shareholders can obtain a copy of the Trust’s most recent Annual Report and Semi-Annual Report on the same website on which this Information Statement is available, or by calling 1-877-771-7979 or by writing to the Brinker Capital Destinations Funds, P.O. Box 2175, Milwaukee, WI 53201. Paper copies of such reports will be provided free of charge.